                                                                   EXHIBIT 10.27


                      KASTAR SATELLITE COMMUNICATIONS CORP.

                   AMENDED AND RESTATED STOCK OPTION AGREEMENT

         THIS AMENDED AND RESTATED STOCK OPTION AGREEMENT (the "Agreement") is entered into as of May 26, 1999, between KASTAR SATELLITE COMMUNICATIONS CORP., a Delaware corporation (the "Company") and JEFFREY WEAVER (the "Option Holder"). Certain capitalized terms used in this Agreement will have the meanings specified in Section 14.

         A. WHEREAS, the Option Holder entered into that certain Stock Option Agreement dated March 15, 1999 (the "Original Option Agreement") with KaStar Satellite Communications Corp., a Colorado corporation ("KaStar Colorado"); and

         B. WHEREAS, pursuant to the Original Option Agreement, KaStar Colorado granted to the Option Holder options (the "Original Options"), on the date and the Option Price indicated (the "Original Option Price"), to acquire the following number of shares of KaStar Colorado's no par value common stock ("KaStar Common Stock"):



Date of                                     # of        Option Price                                    Cumulative
Grant         Source                       Options        Per Share      Valuation Source                 Options
-------       ----------------------      ---------     ------------     ----------------               ----------
3/15/99       Employment                     3.8514     $  42,000.00      TRW Transaction                   3.8514
5/1/99        Grant to Paul Froleich          .0266     $  42,000.00      TRW Transaction                   3.8780
5/12/99       Grant to Tom Elliot             .0134     $  47,750.00       KP Transaction                   3.8914

         C. WHEREAS, effective as of May 20, 1999, KaStar Colorado merged with and into the Company the "Merger") for the principal purposes of effecting a reincorporation of KaStar as a Delaware corporation and, at the same time, restructuring KaStar's capital structure; and;

         D. WHEREAS, pursuant to the terms of the Original Option Agreement, upon consummation of the Merger, all Options would have vested;

         E. WHEREAS, the Board wishes to clarify its intention in the first sentence of Section 4(b) of the Original Option Agreement concerning the effect on Option Holders and their Options of (1) the declaration by the Board and payment by the Company of cash dividends and other cash distributions with respect to the Company's Stock after the Effective Date and on or before the date of exercise of an Option ("Paid Cash Dividends") and (2) declared but unpaid dividends and the relative liquidation preferences of the holders of Stock issued and outstanding on the record date of such dividend, and the holders of Option Shares ("Unpaid Dividends"); and


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         F. WHEREAS, pursuant to the terms of the Plan of Merger between the
Company and KaStar Colorado (the "Merger Agreement"), various rights to acquire KaStar Colorado securities under the Original Option Agreement are converted as specified in this Agreement; and

         G. WHEREAS, in a transaction dated as of the date hereof (the "Transaction"), the Company is issuing 6,671,250 Series A Shares; and

         H. WHEREAS, as a result of the consummation of the Transaction, pursuant to the terms of the Original Option Agreement, the Option Holder is receiving an option grant (a "New Option Grant" entitling him to acquire "New Option Shares" both as defined below) on the terms set forth herein; and

         I. WHEREAS, the Original Option Shares and the New Option Shares are collectively referred to herein as the "Initial Option Shares" and

         J. WHEREAS, each Initial Option Grant and each Subsequent Option Grant (as defined herein) is referred to herein as an "Option"; and

         K. WHEREAS, shares of the Company's equity securities, of any class or series, are referred to herein as "Stock"; and

         L. WHEREAS, shares of Stock subject to Options are referred to herein as "Option Shares"; and

         M. WHEREAS, the original effective date of this Agreement is March 15, 1999 (the "Effective Date").

               NOW THEREFORE, for and in consideration of the mutual promises and covenants herein contained, it is mutually covenanted and agreed by the parties hereto as follows:


1. CONVERTED OPTION GRANTS; NEW OPTION GRANT; OPTION PRICE OF THE NEW OPTION
GRANT

            a. Converted Option Grants. In connection with the consummation of the transactions under the Merger Agreement, (i) each share of KaStar Colorado's Common Stock became, by operation of law, the right to receive 47,750 shares of the Company's Series A Preferred Stock, $.001 par value per share ("Series A Stock"), (ii) the Company assumed all of KaStar Colorado's obligations under the Original Option Agreement, and (iii) each Original Option to acquire shares of KaStar Colorado Common Stock under the Original Option Agreement became an option to acquire 47,750 shares of Series A Stock, and the Original Option Price for each


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Original Option was adjusted by dividing the Original Option Price in effect immediately before the Merger by 47,750, such that the Option Holder now holds options (the "Converted Options" or "Converted Option Grants") to acquire Series A Stock (the "Converted Option Shares) as follows:


Date of                                   # of        Option Price                            Cumulative
 Grant         Source                     Options       Per Share      Valuation Source        Options
-------       -----------------------    ---------    ------------     ----------------       ----------
3/15/99       Employment                   183,905        $ .88         TRW Transaction          183,905
5/1/99        Grant to Paul Froleich         1,268        $ .88         TRW Transaction          185,173
5/12/99       Grant to Tom Elliot              641        $1.00          KP Transaction          185,814

     b. Subject to the terms and conditions of this Agreement, effective as of the date hereof, the Company hereby grants to Option Holder an option (the "New Option Grant") to purchase 12,380 Series A Shares (the "New Option Shares"). The Option Price for the New Option Grant shall be $1.00 per Series A Share.

2. REQUIREMENTS FOR EXERCISE; VESTING.

     a. Except as otherwise specified herein, all Options shall be exercisable as follows: (i) 25% on the date of this Agreement; and (ii) the remaining 75% as follows:

                                                           Percentage of Option That Shall
                     Vesting Date                          Become Exercisable on Such Date
                    --------------                         -------------------------------
                    March 15, 2000                                        25%
                    March 15, 2001                                        25%
                    March 15, 2002                                        25%

     b. Except as otherwise specified in this Agreement, an Option shall not be exercisable as to any shares of Stock as to which the vesting requirement has not been satisfied. Any Option that is granted after a vesting date shall be deemed to be vested on the grant date of such Option as to that percentage of such Option (without regard to its actual grant date) that would have vested if such Option had actually been granted on the Effective Date. The number of shares of Stock as to which an Option may be exercised shall be cumulative, so that once the Option shall have vested and become exercisable as to any shares of Stock, it shall continue to be exercisable as to such shares until expiration or termination of the Option as provided in Section 7 of this Agreement.

3. METHOD FOR EXERCISING THE OPTION.

     a. An Option may be exercised only by delivery of written notice of exercise, together with payment of the Option Price as provided below, in person or through certified or registered mail,


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fax or overnight delivery to Company at the following address: 9137 East Mineral
Circle, Suite 140, Englewood, Colorado 80112, Attn: David M. Brown, or such other address as shall be furnished in writing to Option Holder by Company. Such written notice shall specify that the Option is being exercised, and the number of shares of Stock with respect to which the Option is exercised, accompanied by payment of the Option Price. If the shares of Stock covered by this Option are not issued in a registered transaction, the issuance of the shares will be subject to the receipt by Company of appropriate investment representations from Option Holder and the certificate representing such shares of Stock shall bear such standard legends as may be required by Company in order to assure compliance with federal and state securities laws, and such other restrictions on transfer or registration of transfer as may be imposed in accordance with applicable law.

     b. The purchase of such Stock shall take place at the address of Company set forth above upon delivery of the notice of exercise, at which time the Option Price for the Stock shall be paid in full, at the option of Option Holder, by (i) certified or cashier's check payable to Company's order, or by wire transfer to such account as may be specified by Company for this purpose, or (ii) delivery to Company of certificates representing the number of shares of Stock then owned by Option Holder, the Fair Market Value of which equals the Option Price of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to Company; provided, however, that no Option may be exercised by delivery to Company of certificates representing Stock, unless such Stock has been held by Option Holder for more than six months or (iii) a reduction in the number of shares of Stock issuable upon exercise of the Option by that number of shares having an aggregate Fair Market Value in excess of the applicable Option Price therefor equal to the aggregate Option Price of the Stock to be purchased pursuant to the Option. For purposes of this Option, the Fair Market Value of any shares of Stock delivered in payment of the Option Price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price.

     c. Upon such notice to Company and payment of the Option Price, the exercise of the Option shall be deemed to be effective, and a properly executed certificate or certificates representing the Stock so purchased shall be issued by Company and delivered to Option Holder.

     d. In lieu of issuing any fractional shares upon any exercise of the Option, Company will pay Option Holder in cash an amount equal to the difference between the Option Price and Fair Market Value of such fractional share (so if the Option Price and Fair Market Value were $100 and $1,000, respectively, for a full share, they would be $75 and $750 for a 3/4 fractional share, and Company would pay $675 upon such exercise).


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


4. ADJUSTMENT OF AN OPTION.

     a. If at any time Company increases or decreases the number of its outstanding shares of Stock, of any class or series, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in Stock, or through a Stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving the Stock, the numbers, rights and privileges of the shares of Stock included in the Option shall be increased, decreased or changed in like manner as if such shares had been issued and outstanding, fully paid and non-assessable at the time of such occurrence. In addition, the Option Price per share will be adjusted as necessary so that the aggregate Option Price that would be payable upon full exercise of the Option would not be affected by such occurrence (for example, if the number of shares of Stock included in the Option were doubled as a result of a two for one stock split, the Option Price per share would be halved).

     b. If Company shall at any time (i) distribute with respect to its Stock securities of persons other than Company or other assets (including Paid Cash Dividends on such Stock, but excluding distributions referred to in subsection
(a)) or (ii) declare any Unpaid Dividend that is not addressed in clause (i) or grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or there shall be any other change (except as described in subsection (a)) in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, then in any such event, Option Holder will, without additional cost, be entitled to receive upon any exercise of the Option, in addition to the shares of Stock as to which the Option is so exercised, the number of securities or other assets (including Paid Cash Dividends and/or all rights with respect to Unpaid Dividends (as the case may be) on such Stock, including, but not limited to, an increase in the liquidation preference with respect to such Stock in accordance with the terms of the Company's Certificate of Incorporation, if any) or rights that Option Holder would have been entitled to receive as if such shares of Stock had been issued and outstanding, fully paid and non-assessable at the time of such occurrence. However, it is intended that this Section 4(b) shall not duplicate the effect of Section 5 with respect to the issuance of additional shares of Stock to any Person.

     c. Notwithstanding anything to the contrary contained herein, if at any time the Company enters into any of the transactions described herein or any other equity restructuring transaction, changes shall be made to the Options in order to restore Option Holder's economic position prior to such restructuring in accordance with all of the following criteria:

        i. the aggregate intrinsic value (difference between Fair Market Value and Option Price per share) of the Options immediately after the change may not be greater or less than the aggregate intrinsic value of the Options immediately before the change; and

        ii. the vesting provisions and Option Period of the original grant will remain the same.


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5. GRANT OF ADDITIONAL OPTION. If, during the period beginning upon the
Effective Date and ending upon the earlier of the closing of an initial public offering ("IPO") of the Company's Stock, and five years from the Effective Date (the "Initial Period"), the Company issues additional shares of its equity securities or Stock Rights in any transaction (including without limitation, the IPO and any option to acquire Stock granted to employees of the Company) that does not result in an adjustment to the Option pursuant to the provisions of
Section 4 (a "Dilutive Event"), and, as of the date of such Dilutive Event the number of shares of Stock covered by this Option shall be less than 0.25% of the outstanding equity securities of Company on a fully diluted basis immediately following such occurrence, then the following will apply:

     a. The Company shall grant to the Option Holder an option (each such grant, a "Subsequent Option Grant") to acquire additional shares of Stock such that the number of shares of Stock as to which this Option (including all Subsequent Option Grants) will be exercisable represents, after giving effect to the applicable occurrence, .25% of the outstanding shares of each class of Company's equity securities on a fully diluted basis. On the date of the Dilutive Event, the Company and the Option Holder shall enter into an Option Grant Agreement in the form of Exhibit A hereto evidencing the Subsequent Option Grant. The Company's failure to execute and deliver an Option Grant Agreement shall not affect the Option Holder's right to exercise an Option, including, but not limited to, Options granted pursuant to a Subsequent Option Grant.

     b. Subsequent Option Grants and the shares issuable upon exercise thereof, shall be considered to have vested, or will vest, for purposes of Section 2, on the same dates and in the same percentages as the Initial Option Shares vest.

     c. The price per share for Subsequent Option Grants will be equal to (i) with respect to each such share relating to a Stock Right, the per share purchase price applicable upon exercise of the corresponding Stock Right, and
(ii) with respect to each share relating to issuance of equity securities by Company other than pursuant to a Stock Right, the price per share of such Stock received by Company in the transaction giving rise to the applicable shares (including cash and noncash consideration), provided that if the Board and the Option Holder are unable to agree on the value of any noncash consideration included in such price, each in their reasonable discretion, the value of the noncash consideration will be the Appraised Noncash Consideration Value. Upon any exercise, Option Holder will designate the Option Shares (i.e., the date of the Option grant and the associated Option Price) as to which he is exercising the Option.

     d. Except as specified in subparagraphs (a), (b) and (c) above, the Option Shares received by the Option Holder pursuant to a Subsequent Option Grant will, in all respects, be treated in the same manner under this Agreement as the Initial Option Shares, including without limitation, under Section 4.

     e. In any case where Option Holder's Option is treated as fully vested under this Agreement prior to the end of the Initial Period, he may exercise his Option as to all or any portion of the shares covered, plus any additional shares that would be subject to the Option if such event that is the cause for such vesting is deemed to be the end of the Initial Period under this Section 5.


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



     f. For purposes of this Agreement, "fully diluted" will treat as issued and outstanding all into which outstanding securities of any class (including, but not limited to, convertible debt) may be exchanged or converted at the option of Company or holder or which any Person has an option or other right to acquire. Any such security or instrument that causes Stock which is not issued and outstanding to be treated as issued and outstanding for purposes of "fully diluted" calculations under this Agreement are referred to as "Stock."

6. REORGANIZATION; CHANGE OF CONTROL.

     a. Not less than 30 days prior to consummation of any Fundamental Change, the Company will give Option Holder written notice of such Fundamental Change. Such notice shall be deemed to have been given when delivered personally to Option Holder or when mailed to Option Holder by registered or certified mail, postage prepaid, or by Federal Express or similar established courier service, at Option Holder's address last known to the Company. If, in connection with such Fundamental Change, the Company does not take the action specified in
Section 6(b) and if Option Holder does not exercise his option within the time specified in Section 6(c), then the Option shall automatically terminate and be of no further force and effect whatsoever, without the necessity for any additional notice or other action by the Company. "Fundamental Change" means (i) the merger or consolidation of Company with or into another corporation (other than (a) a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock, or (b) if the Company is not the continuing corporation, a merger or consolidation (or a series of mergers or consolidations) which result in less than 50% of the surviving company's equity securities or voting power owned by Persons that were stockholders of the Company prior to the first such transaction(s)); or (ii) the sale or conveyance of the property of Company as an entirety or substantially as an entirety (other than a sale or conveyance in which Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by Company); (iii) the dissolution or liquidation of Company; or (iv) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, is (including as a result of consolidation or merger, sale, transfer, lease, conveyance or other disposition of assets, or otherwise) or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% (or, after the closing of the IPO, 35%) of the total voting power of the Stock (for purposes of this clause (iv), such person or group shall be deemed to beneficially own any securities of any nature of an entity (the "specified entity") held by any other entity (the "parent entity") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total equity interests of such parent entity). Notwithstanding the foregoing, the sale or conveyance of the assets of a division of Company that does not constitute a sale of substantially all of Company's assets shall not constitute a Fundamental Change.


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


     b. In the case of a Fundamental Change described in clauses (i) or (ii) of
Section 6(a), the Company, or the successor or purchaser may, as the case may be, at their election, make adequate provision for the assumption of the Option or the substitution of new options for the Option on terms comparable to the Option except that Option Holder shall have the right thereafter to purchase the kind and amount of shares of stock or other securities or property or cash receivable upon such merger, consolidation, sale or conveyance by a holder of the number of shares of Stock that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock was fully vested and failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares). The provisions of this Section 6 shall similarly apply to successive mergers, consolidations, sales or conveyances. The Company, or the successor or purchaser, as the case may be, shall give the Option Holder written notice of its election to, or not to, assume the Option as contemplated by this Section 6(b) not less than 15 days prior to the Fundamental Change. Failure to give such notice timely shall obligate the Company, or the successor or purchaser, as the case may be, to assume the Option and make such provisions as are required by this Section 6(b).

     c. If Option Holder is notified, in accordance with Sections 6(a) and 6(b) of a Fundamental Change and that the Company, or the successor or purchaser, as the case may be is not going to assume the Option, he may exercise his Option at any time before the later of (i) 30 days after Option Holder's receipt of such notice or (ii) the occurrence of the Fundamental Change (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service have been satisfied. However, if the Stock is not publicly traded at the time of any such Fundamental Change, Company shall have the right to cancel the Option through payments to Option Holder of an amount equal to the difference between the Option Price for such shares covered by the Option and the Fair Market Value of such shares as of the last day of the month prior to the date of such transaction. Company shall make its election to cancel the Option in accordance with this provision at any time prior to the occurrence of the transaction through written notice to Option Holder and payment to Option Holder by wire transfer of immediately available funds to such account(s) designated by Option Holder of the amount so determined within 20 days following the date of delivery of written notice to Option Holder of Company's exercise of its right hereunder.

7. EXPIRATION AND TERMINATION OF THE OPTION. The Option shall expire ten years from the Effective Date (the period from the Effective Date to the expiration date is the "Option Period") or prior to such time as follows:

     a. If the employment of Option Holder by Company is terminated for "Cause" within the Option Period, (i) the Option, and the Company's obligation to make Subsequent Option Grants shall terminate (but only as to the shares of Stock as to which the Option had not become exercisable on or before the date of such termination for Cause) immediately upon the termination of employment of Option Holder, and (ii) the Option may be exercised by Option Holder at any time within three months following the date of such termination (provided that such exercise must


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occur within the Option Period), but not thereafter (except as provided in subparagraph (c) below). "Cause" shall be defined as a termination of your employment due to (a) fraud, embezzlement or any other crime involving moral turpitude, (b) gross or willful neglect of duty, (c) material breach of any material Company written employee policy or procedure, including but not limited to the Company's code of business conduct, (d) unauthorized disclosure or use of any material confidential information or trade secrets of the Company, (e) material breach of any material document or instrument you sign or furnish to the Company, including without limitation any stock option or employment agreement, (f) breach of fiduciary obligation to the Company, (g) willful and repeated failure to comply with the lawful directives of the Company's President, Chief Executive Officer or Board of Directors, (h) failure to adequately perform your responsibilities in connection with your employment by the Company, as determined by the Company's President, and (i) insubordination.

     b. If the employment of Option Holder by Company is terminated voluntarily by Option Holder within the Option Period, the Option may be exercised by Option Holder at any time within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter (except as provided in subparagraph (c) below). In any such case, except as otherwise provided in subparagraph (c) below, the Option may be exercised only as to the shares of Stock as to which the Option had become exercisable on or before the date of Option Holder's termination of employment.

     c. If the employment of Option Holder by Company is terminated by Company within the Option Period for any reason other than Cause, "Disability" or death, the Option shall become 100% vested and exercisable and may be exercised by Option Holder at any time following the date of such termination (provided that such exercise must occur within the Option Period). If Option Holder terminates employment with Company because Company requests Option Holder to relocate from the greater Denver, Colorado metropolitan area and Option Holder declines to so relocate, or because Option Holder is required to accept a reduction in base salary or benefits, then in any such case Option Holder's termination of employment shall be considered to be termination by Company for reasons other than Cause, Disability or death and the Option shall become 100% vested and exercisable in accordance with the preceding sentence.

     d. If Option Holder dies within the Option Period, while employed by Company, the Option may be exercised by those entitled to do so under his will or by the laws of descent and distribution within one year following his death (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares of Stock as to which the Option had become exercisable on or before the date of Option Holder's death.

     e. If Option Holder becomes Disabled with the Option Period, while employed by Company, the Option may be exercised within one year following his termination of employment (provided that such exercise must occur within the Option Period), but not thereafter. In any such case the Option may be exercised only as to the shares of Stock as to which the Option had become exercisable on or before the date of Option Holder's Disability. For purposes of this Agreement,


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


Option Holder shall be considered to be "Disabled" if he is disabled in accordance with the provisions of section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

8. COMPANY RIGHT TO REACQUIRE STOCK AND TERMINATE OPTION. If the employment of Option Holder with Company terminates prior to an IPO due to a termination for Cause or a termination by Option Holder (but not any termination by Option Holder described in Section 7(c), (d) or (e), as to which this Section 8 will not be applicable), Company shall have the right to purchase from Option Holder all shares of Stock previously acquired pursuant to the exercise of the Option, and to cancel all of the portion of the Option with respect to any shares of Stock that may be acquired by Option Holder under the terms of the Option at the date of his termination of employment. Company shall exercise its right to purchase such shares of Stock, and cancel the Option, through a written notice delivered to Option Holder within 30 days following such termination of Option Holder's employment. The purchase price for such Stock will be equal to the Fair Market Value as of the end of the month immediately preceding the date of termination of employment of Option Holder. The purchase price for cancellation of the exercisable portion of the Option will be an amount equal to the difference between the aggregate Fair Market Value and the Option Price for such shares, determined as of the date specified in the immediately preceding sentence. Payment for any shares of Stock acquired by Company or any portion of the Option canceled by Company in accordance with this Section 8 shall be made within 20 days following the delivery of written notice to Option Holder of Company's exercise of its right to acquire such shares of Stock and cancel such portion of the Option by wire transfer of immediately available funds to such account(s) as may be designated by Option Holder in writing and the closing of the transaction shall occur at the offices of Company.

9. TRANSFERABILITY OF OPTION AND STOCK.

     a. The Option may not be transferred except by will or pursuant to the laws of descent and distribution, and it shall be exercisable during Option Holder's life only by him, or in the event of Disability or incapacity, by his guardian or legal representative, and after his death, only by those entitled to do so under his will or the applicable laws of descent and distribution. Except as specifically provided herein, upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege granted hereunder, or upon the levy of any attachment or similar process upon the rights and privileges herein conferred, the Option and the rights and privileges hereunder shall become immediately null and void.


     b. Shares of Stock acquired pursuant to this Option may not be transferred by Option Holder without the prior written consent of Company until the date of an IPO, at which time this restriction shall lapse, and certificates representing such shares will be legended accordingly.


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


10. CONFIDENTIAL INFORMATION.

     a. Option Holder acknowledges that the trade secrets, know how and proprietary processes of Company and its confidential business plans, strategies, concepts, prospects and financial data (collectively "Confidential Information") are valuable, unique assets of Company. Option Holder shall not, during or after the term of this Agreement, disclose any of the Confidential Information (unless already generally known to and available for use by the public other than as a result of Option Holder's acts in violation of this Section or as required by law) to any person or entity for any purpose, nor shall Option Holder use any Confidential Information except, in either case, as is required in Option Holder's reasonable judgment for Option Holder to perform his duties as an employee of Company.

     b. Option Holder will, upon termination of his employment with Company, deliver to Company all records, forms, contracts, studies, reports, appraisals, financial data, lists of names or other customer or supplier data, and any other articles or papers, computer tapes and materials that have come into his possession by reason of his employment with Company, whether or not prepared by him, and he shall not retain memoranda or copies of any of those items.

11. WITHHOLDING. As a condition to the issuance of any Stock hereunder, Option Holder shall make appropriate arrangements with Company to provide for the amount of any withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

12. LIMITATION OF RIGHTS. Option Holder or his successor shall have no rights as a stockholder with respect to the shares of Stock covered by this Option until Option Holder or his successors become the holder of record of such shares.

13. STOCK RESERVE. Company shall at all times during the term of this Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement, and Company shall pay all original issue taxes (if any) on the exercise of the Option, and all other fees and expenses necessarily incurred by Company in connection therewith.

14. DEFINED TERMS.

     a. The following capitalized terms will have the meanings set forth below for purposes of this Agreement:

         i. "Appraised Fair Market Stock Value" means the value of Stock determined as follows:

            A. Company and Option Holder will attempt to agree on the Stock Value within 10 days after initiation by either. If they are unable to agree, they will attempt to select a single appraiser to make such determination.

            B. If Company and Option Holder cannot agree on a single appraiser within five days after the end of such initial 10-day period, then within an additional ten-day period, Company will select one qualified independent appraiser, and Option Holder will select one qualified independent appraiser, and each of the two selected appraisers will determine the Stock value. If either fails to select an appraiser within the applicable time period, then the appraiser selected by the other will be the sole appraiser. If only one appraiser is used, the Stock value will be as determined in such appraisal.

            C. If two appraisals are used, and if the applicable Stock value determined by the higher of the two appraisals is not greater than 110% of the Stock value determined by the lower of the two appraisals, the Stock value will be equal to the average of the two appraisals; however, if the two appraisals do not fall within this range, the two appraisers selected by the parties will select a third qualified independent appraiser to determine the applicable Stock value.

            D. If a third appraisal is necessary, then the Stock value will be equal to the average of the two of the three appraisals that are closest to one another (or if the highest and lowest appraisal are equidistant from the middle, then such Stock value will be equal to the middle appraisal).

            E. In determining the Appraised Fair Market Stock Value, each party will pay the costs of its appraiser and the parties will split the costs of a single appraiser or a third appraiser, if applicable.

        ii. "Appraised Noncash Consideration Value" means the value of noncash consideration determined as follows:

            A. Company and Option Holder will attempt to agree on the value of noncash consideration within 10 days after initiation by either. If they are unable to agree, they will attempt to select a single appraiser to make such determination.

            B. If Company and Option Holder cannot agree on a single appraiser within five days after the end of such initial 10-day period, then within an additional ten-day period, Company will select one qualified independent appraiser, and Option Holder will select one qualified independent appraiser, and each of the two selected appraisers will determine the value of noncash consideration. If either fails to select an appraiser within the applicable time period, then the appraiser selected by the other will be the sole appraiser. If only one appraiser is used, the value of noncash consideration will be as determined in such appraisal.

            C. If two appraisals are used, and if the applicable value of noncash consideration determined by the higher of the two appraisals is not greater than 110% of the value of noncash consideration determined by the lower of the two appraisals, the value of noncash consideration will be equal to the average of the two appraisals; however, if the two appraisals do not fall within this range, the two appraisers selected by the parties will select a third qualified independent appraiser to determine the applicable value of noncash consideration.

            D. If a third appraisal is necessary, then the value of noncash consideration will be equal to the average of the two of the three appraisals that are closest to one another (or if the highest and lowest appraisal are equidistant from the middle, then such value of noncash consideration will be equal to the middle appraisal).

            E. Company will pay all appraisal costs in connection with determining the Appraised Noncash Consideration Value.

       iii. "Average Trading Price" of any stock will mean the average of the reported closing market prices of such stock for the 10 consecutive trading days (or, if a market for such stock first comes into being during such 10-trading day period, those trading days during such period for which reported market prices for such stock are available) ending on the third trading day prior to the date of exercise of the Option. The closing market price for each day in question will be the last sale price, regular way or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system of the principal national securities exchange on which such stock is listed or admitted to trading or, if such stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if no such sale price is quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq National Market System ("Nasdaq") or such other system then in use or, if on any such trading day such capital stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by the professional market maker who has been most active in making a market in such capital stock during the preceding 12 months. The Average Trading Price of such stock will be appropriately and equitably adjusted to reflect the effects of any stock dividend, stock split, reclassification, recapitalization, combination or distribution of assets, securities or other property (other than ordinary course cash dividends) to holders of such stock by the issuer thereof affecting such stock, the record date, ex-dividend date or similar date of which occurs during the period in which the Average Trading Price is to be determined or thereafter prior to the date of the consummation of the purchase or transaction for which Fair Market Value is being determined.

       iv. "Board" means the Board of Directors of Company.

       v. "Fair Market Value" means after an IPO with respect to the class of the Stock in question, the Average Trading Price of such Stock or, prior to such IPO, the Appraised Fair Market Stock Value.

       vi. "Option Price" means, as to any shares of Stock, the price per share at which the Option Holder has the right to acquire such shares, as determined in accordance with the terms of this Agreement.

       vii. "Person" means any individual, corporation, partnership, limited liability company, trust or other entity.

       viii. In addition, the definitions for the following terms are in the Sections indicated below:

                           Term                               Section
                           ----                               -------
                           Agreement                          Introduction
                           Cause                              7(a)
                           Change in Control                  6(d)
                           Code                               7(e)
                           Company                            Introduction
                           Confidential Information           10(a)
                           Converted Option Grants            1(a)
                           Converted Option Shares            1(a)
                           Converted Options                  1(a)
                           Dilutive Event                     5
                           Disabled                           7(e)
                           Effective Date                     Recital M
                           Fundamental Change                 6(a)
                           Initial Option Shares              Recital I
                           Initial Period                     5
                           IPO                                5
                           KaStar Colorado                    Recital A
                           KA Star Common Stock               Recital B
                           Merger                             Recital C
                           Merger Agreement                   Recital F
                           New Option Grant                   Section 1(b)
                           New Option Shares                  Section 1(b)
                           Option                             Recital J
                           Option Holder                      Introduction
                           Option Period                      7
                           Option Shares                      Recital L
                           Original Option Agreement          Recital A
                           Original Option Price              Recital B
                           Original Options                   Recital B
                           Paid Cash Dividend                 Recital E
                           Series A Stock                     Section 1(a)
                           Stock                              Recital K
                           Stock Right                        5(f)
                           Subsequent Option Grant            5(a)
                           Transaction                        Recital G
                           Unpaid Dividends                   Recital E


15. MISCELLANEOUS.

     a. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed:

       i. If to Company, to David M. Brown, General Counsel, KaStar Satellite Communications Corp., 9137 East Mineral Circle, Suite 140, Englewood, Colorado 80112, or at such other address as may have been furnished to Option Holder in writing by Company; or

       ii. If to Option Holder, to ______________________________________, or at
such other address as may have been furnished to the Company in writing by Option Holder.

Any such notice shall be deemed to have been given as of the second day after deposit in the United States mails, postage prepaid, properly addressed as set forth above, in the case of mailed notice, or as of the date delivered in the case of personal delivery.

     b. AMENDMENT. Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by Company and Option Holder.

     c. COMPLIANCE WITH SECURITIES LAWS. This Agreement shall be subject to the requirement that if at any time counsel to Company shall determine that the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of such shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require Company to apply for or obtain such listing, registration or qualification. Notwithstanding anything to the contrary in this Agreement, Option Holder will be entitled to registration rights with respect to stock acquired pursuant to this Agreement that are no less favorable to Option Holder than any other registration rights provided by Company to any stockholder or prospective stockholder of Company during the Option Term.

     d. CONSTRUCTION; SEVERABILITY. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

     e. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Company and Option Holder and their respective heirs, executors, administrators, legal representatives, successors and assigns.

     f. RIGHTS TO EMPLOYMENT. Nothing contained in this Agreement shall be construed as giving Option Holder any right to be retained in the employ of Company and this Agreement is limited solely to governing the rights and obligations of Option Holder with respect to the Stock and the Option.

     g. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     h. GOVERNING DOCUMENT. From and after the date hereof, this Agreement amends, restates and supercedes the Original Option Agreement in its entirety, and, in the event of a conflict between the terms of this Agreement and the terms of the Original Option Agreement, the terms of this Agreement shall govern.

     i. MARKET STANDOFF AGREEMENT. If requested by the Company or the representative of the underwriters of Stock (or other securities) of the Company, the Option Holder shall not sell or otherwise transfer or dispose of any Stock (or other securities) held by such Option Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act in connection with the initial public offering of the Stock and not to exceed one hundred twenty (120) days following the effective date of each registration statement following such offering, provided that all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

         The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction under Rule 145 promulgated under the Securities Act of 1933, as amended, a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Stock (or other securities) subject to the foregoing restriction until the end of the periods referenced in the preceding paragraph.

         IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the day and year first above written.

                                 KASTAR SATELLITE COMMUNICATIONS CORP.



                                 By: /s/ David M. Brown
                                     -------------------------------------------
                                         David M. Brown, Vice-President


                                 OPTION HOLDER


                                 /s/ Jeffrey Weaver
                                 -----------------------------------------------
                                 Jeffrey Weaver